UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2016

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 30, 2016, MVP REIT, Inc., (the “Company”) along with MVP REIT II, Inc. (“MVPII”) through MVP Bridgeport Fairfield Garage, LLC, a Delaware limited liability company (“MVP”), an entity owned 90% by the Company and 10% by MVP REIT II, closed on the purchase of a parking garage for approximately $7.8 million in cash of which the Company’s share was approximately $7.0 million.

The parking garage is located at 300/314 Fairfield Avenue, Bridgeport, Connecticut (the “parking garage”).   The parking garage consists of approximately 233,112 square feet with approximately 878 parking spaces and three ground floor retail spaces.

The parking garage is leased by SP Plus Corporation, a national parking operator, under a net lease agreement where MVP will be responsible for property taxes above a $100,000 threshold, and SP Plus Corporation will pay for insurance and maintenance costs.   SP Plus Corporation will pay annual rent of $400,000.  In addition, the lease provides revenue participation with MVP receiving 65% of gross receipts over $775,000. The term of the lease will be for 10 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2016

MVP REIT, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress
Chief Financial Officer